UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 9, 2016

M/A-COM Technology Solutions Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35451	27-0306875
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

100 Chelmsford Street Lowell, Massachusetts	01851
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (978) 656-2500

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Upon the completion of the offering of common stock of M/A-COM Technology Solutions Holdings, Inc. (the “Company”) on February 11, 2015, John and Susan Ocampo and their affiliates no longer controlled more than 50% of the Company’s common stock. Consequently, the Company no longer qualified as a “controlled company” under applicable NASDAQ listing rules, which status had previously exempted the Company from, among other requirements, the requirement that a NASDAQ-listed issuer have a majority of its board of directors (the “Board”) consist of persons who qualify as “independent” according to the NASDAQ listing rules.

Based on phase-in provisions applicable to these independence requirements, the Company was not required to become fully compliant until the one-year anniversary of the above-described offering. The Board has determined that Peter Chung, Stephen Daly and Gil Van Lunsen each qualify as “independent” directors of the Company according to the NASDAQ listing rules. Mrs. Ocampo does not qualify as an independent director at present because she is the spouse of one of our executive officers. Mr. Ocampo, John Croteau and Charles Bland do not qualify as independent directors at present because they are current employees, or in the case of Mr. Bland, has been an employee within the last three years. On June 1, 2016, Mr. Bland will no longer have been an employee of the Company in the last three years and, accordingly, will be eligible to be determined to be independent by the Board.

In order to assist the Company in complying with the above-described independence requirements, on February 9, 2016, Mr. Bland and Mrs. Ocampo, both Class II directors, resigned from the Board of the Company, effective immediately. As a result, the Board currently consists of three independent directors and two non-independent directors, and the Company therefore is in compliance with the majority independent board requirement of the NASDAQ listing rules.

The Company anticipates that on or after June 1, 2016, the Board will re-appoint Mr. Bland and Mrs. Ocampo to the Board. At that time, the appointment of Mr. Bland and Mrs. Ocampo to the Board would result in the Board consisting of four independent directors and three non-independent directors, maintaining compliance with the majority independent board requirement of the NASDAQ listing rules.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

M/A-COM TECHNOLOGY SOLUTIONS HOLDINGS, INC.

Dated: February 9, 2016	By:	/s/ John Croteau

John Croteau

President and Chief Executive Officer